As Filed with the Securities and Exchange Commission on June 13, 2000
                                                 Registration No.
  ---------------------------------------------------------------------

                   SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                               FORM S-8
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933


                       COOPER TIRE & RUBBER COMPANY
             (Exact name of issuer as specified in its charter)

            DELAWARE                                 34-4297750
(State or other jurisdiction of                   (I.R.S. employer
incorporation or organization)                    identification no.)

                 Lima and Western Avenues, Findlay, Ohio 45840
                   (Address of principal executive offices)
                                 (Zip Code)

               STANDARD PRODUCTS INDIVIDUAL RETIREMENT AND
                          INVESTMENT TRUST PLAN
                         (Full title of the plan)


       Philip G. Weaver, Vice President and Chief Financial Officer
                       COOPER TIRE & RUBBER COMPANY
                 Lima and Western Avenues, Findlay, Ohio 45840
                   (Name and address of agent for service)

                              (419) 423-1321
      (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

========================================================================
                                  Proposed      Proposed
 Title of                         maximum       maximum
 securities         Amount        offering      aggregate    Amount of
   to be            to be         price per     offering    registration
 registered       registered(1)    share         price         fee
------------------------------------------------------------------------
Common Stock,
$1 par value      5,000,000 shs.  $12.4375     $62,187,500    $17,288
========================================================================
(1) The following shares are being registered in this Form S-8:
5,000,000 shares of Common Stock, $1 par value, and 5,000,000 Rights to Purchase Series A Preferred Stock of Cooper Tire & Rubber Company that will be available for award under the Standard Products Individual Retirement and Investment Trust Plan.
(2)The prices stated above are estimated solely for the purpose of determining the registration fee and are based on the average of the high and low market prices of the stock on June 8, 2000, as reported on the New York Stock Exchange Composite Transactions Tape.
  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

Part II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.

   The following documents, which have been or will be filed by registrant with the Securities and Exchange Commission (the
"Commission") pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, are hereby incorporated in this registration statement by reference and shall be deemed to be a part hereof:

   (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.
(b) The registrant's Form 10-Q for the quarterly period ended March
     31, 2000.
   (c) The registrant's Current Report on Form 8-K, dated April 25, 2000, relating to the announcement of a definitive agreement to sell a portion of its automotive plastics division to Plastech Engineered Products, Inc.
   (d) The registrant's Current Report on Form 8-K, dated May 1, 2000, relating to the announcement of Thomas A. Dattilo's assumption of the roles of Chairman, President and Chief Executive Officer.
   (e) The registrant's Current Report on Form 8-K, dated May 5, 2000, relating to the final vote on a stockholder proposal presented at its annual meeting of stockholders.

   All documents subsequently filed by the registrant or the Plan pursuant to Section 13 or 14 of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

   Not applicable.

Item 5. Interests of Named Experts and Counsel.

   The validity of the shares of Common Stock to be offered hereunder is being passed upon for the registrant by Mr. Richard D. Teeple, Vice President and General Counsel for the registrant, Lima and Western Avenues, Findlay, Ohio 45840. Mr. Teeple is an officer of the registrant, owns shares of the registrant's Common Stock, and holds options to purchase additional shares.

Item 6. Indemnification of Directors and Officers.

   Section 145 of the General Corporation Law of Delaware authorizes indemnification of directors, officers and employees of Delaware corporations. Article VII of the registrant's bylaws (i) authorizes the indemnification of directors and officers (the "Indemnitees") under specified circumstances to the fullest extent authorized by the General Corporation Law of Delaware, (ii) provides for the advancement of expenses to the Indemnitees for defending any proceedings related to the specified circumstances, and (iii) authorizes the registrant to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The registrant currently maintains policies of insurance under which the directors and officers of
<continued>
registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7.  Exemption from Registration Claimed.

   Not applicable.

ITEM 8.  Exhibits.

   The Exhibit Index on page 7 of this filing is incorporated herein by reference.

   The registrant undertakes to submit the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan.

ITEM 9.  Undertakings.

1. The undersigned registrant hereby undertakes:

     A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
           ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;
          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.





(continued)

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay and State of Ohio on June 13, 2000.

                                   COOPER TIRE & RUBBER COMPANY



                                   /s/ Richard N. Jacobson
                                   -------------------------------------
                                   RICHARD N. JACOBSON, Attorney-in-fact


   Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                       Title                    Date
      ---------                       -----                    ----

THOMAS A. DATTILO*       Chairman of the Board, Chief      June 13, 2000
                         Executive Officer and Director

JOHN FAHL*               Vice President and Director       June 13, 2000

PHILIP G. WEAVER*        Vice President and Chief          June 13, 2000
                         Financial Officer
                         (Principal Financial Officer)

EILEEN B. WHITE*         Corporate Controller              June 13, 2000
                         (Principal Accounting Officer)

ARTHUR H. ARONSON*       Director                          June 13, 2000

EDSEL D. DUNFORD*        Director                          June 13, 2000

DEBORAH M. FRETZ*        Director                          June 13, 2000

DENNIS J. GORMLEY*       Director                          June 13, 2000

JOHN F. MEIER*           Director                          June 13, 2000

BYRON O. POND*           Director                          June 13, 2000

RONALD L. ROUDEBUSH*     Director                          June 13, 2000

JOHN H. SHUEY*           Director                          June 13, 2000



*By/s/ Richard N. Jacobson
   -------------------------------------
   RICHARD N. JACOBSON, Attorney-in-fact






(continued)

   Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, and State of Ohio on June 13, 2000.

                                 STANDARD PRODUCTS INDIVIDUAL RETIREMENT
                                 AND INVESTMENT TRUST PLAN



                                 /s/ Steve O. Schroeder
                                 -----------------------------
                                 Steve O. Schroeder


                                 As a member of the Plan Committee


*By/s/ Richard N. Jacobson
   -------------------------------------
   RICHARD N. JACOBSON, Attorney-in-fact

                            INDEX TO EXHIBITS

                                 PART II.


Exhibit                         Description                        Page
-------  --------------------------------------------------------  -----

(3)(i)   Certificate of Incorporation, as restated and filed
         with the Secretary of State of Delaware on May 17, 1993,
         is incorporated herein by reference from Exhibit 3(i) of
         the Company's Form 10-Q for the quarter ended
         June 30, 1993                                               n/a

         Certificate of Correction of Restated Certificate of
         Incorporation as filed with the Secretary of State of
         Delaware on November 24, 1998, is incorporated herein by
         reference from Exhibit 3(i) of the Company's Form 10-K
         for the year ended December 31, 1998.                       n/a

         Form of Amended and Restated Rights Agreement dated as
         of May 11, 1998, between the Registrant and The Fifth
         Third Bank, as rights agent and the Form of Certificate
         of Designation for the Preferred Stock are incorporated
         herein by reference from Exhibit 4 of the Registrant's
         Form 8-K dated May 15, 1998.                                n/a

(3)(ii)  Bylaws, as amended May 5, 1987, are incorporated herein by reference from Exhibit 19 of the Company's Form 10-Q
         for the quarter ended June 30, 1987                         n/a

(5) Opinion of Richard D. Teeple, Esq. as to the legality of
the shares registered hereunder                               8

(23)     Consent of Ernst & Young LLP                                  9

(23)     Consent of Richard D. Teeple, Esq. (included in Exhibit 5)    8

(24)     Powers of Attorney                                        10-11

                                                           Part II
                                                           Exhibit (5)

June 13, 2000


Cooper Tire & Rubber Company
701 Lima Avenue
Findlay, Ohio  45840

     RE:  Cooper Tire & Rubber Company
          Registration Statement on Form S-8

Gentlemen:

   Reference is made to the Registration Statements on Form S-8 (the "Registration Statements") which you are filing with the Securities and Exchange Commission with respect to additional shares of Common Stock, $1 par value, and additional Rights to Purchase Series A Preferred Stock of Cooper Tire & Rubber Company (the "Company") to be offered to employees of The Standard Products Company, a wholly-owned subsidiary of Cooper Tire & Rubber Company ("Standard") and certain of Standard's subsidiaries who are eligible for participation in the Plans listed below:
                                                     Common
   Plans                                              Stock      Rights
   -----                                             ------      ------
   Standard Products Individual Retirement         5,000,000   5,000,000
     and Investment Trust Plan
   The Standard Products Company                      75,000      75,000
     (Gaylord, Michigan Plant) UAW Local 388
     Collectively Bargained Savings and
     Retirement Plan
   (collectively, the "Plans")

   I examined such documents and questions of law as I deem necessary for this opinion.

   I am of the opinion that the 5,075,000 total shares of Common Stock and total Rights to Purchase Series A Preferred Stock to be offered after the Registration Statements become effective, and which may be purchased by the Trustee for the accounts of employees participating in the Plans, will be validly issued and outstanding, fully paid and non-assessable.

   I hereby consent to the filing of this opinion as Exhibit (5) to the Registration Statements and to the reference made to me under the caption "Interests of Named Experts and Counsel" in the Registration Statements.

                                      Respectfully submitted,

                                      COOPER TIRE & RUBBER COMPANY



                                      /s/ Richard D. Teeple
                                      ----------------------------------
                                      Richard D. Teeple,
                                      Vice President and General Counsel

                                                           Part II
                                                           Exhibit (23)


                    CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Standard Products Individual Retirement and Investment Trust Plan (the Plan) of Cooper Tire & Rubber Company of our reports (a) dated February 8, 2000, with respect to the consolidated financial statements and schedule of Cooper Tire & Rubber Company included in its Annual Report (Form 10-K) for the year ended December 31, 1999 and (b) dated May 31, 2000, with respect to the financial statements and schedules of the Standard Products Individual Retirement and Investment Trust Plan included in the Plan's Annual Report (Form 11-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.





                                                  /s/ Ernst & Young LLP
                                                  ---------------------
                                                  ERNST & YOUNG LLP

Toledo, Ohio
June 13, 2000

                                                      Part II
                                                      Exhibit (24)

                           POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, in the capacities indicated, do hereby constitute and appoint Patrick W. Rooney, or Thomas
A. Dattilo, or John Fahl, or Stan C. Kaiman, or Richard D. Teeple, or Richard N. Jacobson, or Kathleen L. Diller as their attorney with full power of substitution and resubstitution for and in their name, place and stead, to sign and file with the Securities and Exchange Commission Registration Statements on Form S-8 pursuant to the Securities Act of 1933, as amended, for the purpose of registering additional shares of the Company's common stock with a par value of $1.00 per share and certain interests in each of the following Plans:

   The Standard Products Individual Retirement and Investment Trust Plan The Standard Products Company (Gaylord, Michigan Plant) UAW Local 388
     Collectively Bargained Savings and Retirement Plan

and any and all amendments to said Registration Statements whether such amendments are filed prior or subsequent to the effective date thereof, or any amendments to any exhibits thereto or to file any supplement to the Prospectus related thereto and any and all applications, instruments or documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registrations, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of said attorney or any such substitute.

   Executed at Findlay, Ohio this 11th day of February, 2000.

/s/ Arthur H. Aronson                   /s/ Thomas A. Dattilo
---------------------------             -----------------------------
Arthur H. Aronson, Director             Thomas A. Dattilo, President,
                                        Principal Operating Officer,
                                        and Director

/s/ Edsel D. Dunford                    /s/ John Fahl
---------------------------             ---------------------------
Edsel D. Dunford, Director              John Fahl, Director


/s/ Deborah M. Fretz                    /s/ Dennis J. Gormley
---------------------------             ---------------------------
Deborah M. Fretz, Director              Dennis J. Gormley, Director


/s/ Stan C. Kaiman                      /s/ John F. Meier
---------------------------             ---------------------------
Stan C. Kaiman, Secretary               John F. Meier, Director


/s/ Byron O. Pond                       /s/ Patrick W. Rooney
---------------------------             ------------------------------
Byron O. Pond, Director                 Patrick W. Rooney, Chairman of
                                        the Board, Principal Executive
                                        Officer, and Director

(continued)

/s/ John H. Shuey                       /s/ Philip G. Weaver
--------------------------              --------------------------------
John H. Shuey, Director                 Philip G. Weaver, Vice President
                                        and Principal Financial Officer

/s/ Eileen B. White
-----------------------------
Eileen B. White, Principal
Accounting Officer and
Corporate Controller